SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):              November 25, 2003
                                                               -----------------


                                 PEOPLES BANCORP
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             (Exact name of Registrant as Specified in its Charter)



        Indiana                          000-18991                 35-1811284
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(State or Other Jurisdiction            (Commission              (IRS Employer
     of Incorporation)                  File Number)         Identification No.)


212 West 7th Street, Auburn, Indiana                                     46706
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:               (260) 925-2500
                                                                  --------------



                                 Not Applicable
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      (Former Name or Former Address, if Changed Since Last Report)



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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) The following exhibit is filed herewith:

              Exhibit 99            Press Release dated November 25, 2003


ITEM 9.  REGULATION D DISCLOSURE

     On November 25, 2003, Peoples Bancorp issued a press release announcing its Unaudited financial results for the year ended September 30, 2003. A copy of the press release is attached to this Report as an exhibit and is incorporated herein by reference. The attached exhibit is furnished pursuant to Item 12 of Form 8-K.



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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES

                                   SIGNATURES


Under the  requirements  of the Securities  Exchange Act of 1934, the Registrant

has duly  caused  this  Report  to be signed  on its  behalf by the  undersigned thereunto duly authorized.


Date:    November 25, 2003                            /s/Maurice F. Winkler, III
                                                      Chief Executive Officer



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                                                         Exhibit 99




                                       Date:             November 25, 2003
For Immediate Release                  NASDAQ Symbol:    PFDC
                                       Contact:          Maurice F. Winkler, III
                                       Phone:            260-925-2500



                     Peoples Bancorp Reports Record Earnings

     Peoples Bancorp reported record net income for the fiscal year ended September 30, 2003, of $5,749,305 a 6.3% increase from the previous year's income of $5,404,981. Earnings per share increased 6.4% from $1.56 in fiscal 2002 to $1.66 in fiscal 2003. Both Peoples Federal Savings Bank and First Savings Bank reported increases in their net income.

     Maurice F. Winkler, III, President, stated ,"Both our banks had record earnings performance during fiscal 2003. Our management teams were very busy this year with the record number of loan originations, the introduction of our Internet Banking, and the conversion of the First Savings data processing system."

     On September 30, 2003, stockholders equity was $63,924,854 with a capital to assets ratio of 12.7% and a book value of $18.68. Peoples had 3,421,895 shares of stock outstanding as of September 30, 2003, and during fiscal 2003 the Company repurchased 25,291 shares. The closing price of Peoples Bancorp stock as of November 24, 2003, was $25.00 per share as listed on the NASDAQ National Marketing System under the symbol PFDC.

     Peoples Bancorp, through its Indiana subsidiary, Peoples Federal Savings Bank, operates nine full-service offices located in Auburn, Avilla, LaGrange, Garrett, Kendallville, Waterloo, Topeka, and two in Columbia City, Indiana. Peoples Bancorp's Michigan subsidiary, First Savings Bank, operates six full service offices located in Three Rivers (two offices), Schoolcraft, and Union in Michigan, and Howe and Middlebury in Indiana.




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     PEOPLES BANCORP
           SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

                                                 September 30
                                           2003                 2002
                                        --------------     ---------------
Financial Condition Data:
   Total assets                         $ 502,920,006       $ 506,460,255
   Loans receivable, net                  356,953,361         385,019,764
   Investments and other
      interest-earning assets             122,104,691          97,439,040
   Deposits                               380,115,884         379,936,471
   Borrowed funds                          56,749,653          62,292,774
   Stockholders' equity                    63,924,854          60,846,197

                                          For Year Ended September 30
                                           2003                 2002
                                        --------------     ---------------
Operating Data:
   Interest income                       $ 29,748,296        $ 33,365,200
   Interest expense                        12,147,419          15,704,094
                                        --------------     ---------------
   Net interest income                     17,600,877          17,661,106
   Provision
      for losses on loans                     537,181             347,862
                                        --------------     --------------
   Net interest income
      after provision
      for losses on loans                  17,063,696          17,313,244
   Other income                             2,713,522           2,205,742
   Other expenses                          11,032,427          10,656,380
                                        --------------     ---------------
   Income before income taxes               8,744,791           8,862,606
   Income tax expense                       2,995,486           3,457,625
                                        --------------     ---------------
   Net income                             $ 5,749,305         $ 5,404,981
                                        ==============     ===============

   Basic earnings per share                     $1.67               $1.56

    Diluted earnings per share                  $1.66               $1.56

   Dividends per common share                   $0.65               $0.61

Other Data:
   Average yield
      on interest-earning assets                6.21%               7.24%
   Average cost
      of interest-bearing liabilities            2.76                3.69
                                        --------------     ---------------
   Interest rate spread                         3.45%               3.55%
                                        ==============     ===============

   Number of full service banking offices          15                  15
   Return on assets (net income divided by
     average total assets)                     1.14%               1.11%
   Return on equity (net income divided
      by average total equity)                  9.19%               9.14%
   Dividend payout ratio
      (dividends per common share divided by
      net income per common share)             38.92%              39.10%
   Equity to assets ratio (average total equity
      divided by average total assets)         12.39%              12.15%

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